                         BROKERAGE SERVICES AGREEMENT
                            (Dual Employee Program)

          THIS AGREEMENT, dated as of Jan 1, 1999 is by and between UVEST
                                      -----------
FIINANCIAL SERVICES GROUP, INC., a North Carolina corporation doing business as UVEST ("UVEST"), and the financial institution whose name appears on the final page of this Agreement ("Subscriber").

     THE PARTIES AGREE AS FOLLOWS:

     1. Effective Date. This Agreement shall bind UVEST and Subscriber when executed by an authorized representative of each party. The date of this Agreement is referred to as the "Effective Date."

     2. UVEST Centers. UVEST is a broker-dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc., and provides certain securities brokerage and investment advisory services under its UVEST trademark to the general public, including depositors and other customers of participating financial institutions, through the operation of UVEST service centers ("UVEST Centers") located within the branches of such participating financial institutions.

     3. Determination of UVEST Center Locations. As soon as practicable following the Effective Date, and from time to time during the term of this Agreement, UVEST and Subscriber shall consult with each other and shall use all reasonable efforts to determine the number and identity of Subscriber's locations or locations of its affiliate depository institutions at which UVEST shall open and operate UVEST Centers. All references to "Subscriber locations" shall be deemed to include the location of Subscriber and such affiliate depository institutions as applicable. UVEST shall use all reasonable efforts expeditiously to open and operate such number of UVEST Centers at such ]ocations as may from time to time be designated by Subscriber and approved by UVEST. At Subscriber's request and with UVEST's approval, UVEST shall transfer any UVEST Center then being operated at any of Subscriber's locations which is being closed or relocated to a different location. Subscriber is not granted exclusive rights to UVEST Services in any territory or location. UVEST may enter into agreements with other Subscribers and operate UVEST Centers at any other locations selected by UVEST.

     4. Subscriber's Obligations. Subscriber shall use all reasonable efforts to provide the facilities and personnel and to cooperate with UVEST and to do all other acts and things required by this Agreement to be provided or done by Subscriber, to permit UVEST to open and operate the UVEST Centers in accordance with the terms of this Agreement. Subscriber further agrees that it shall not permit any other broker-dealer to offer brokerage services at any of Subscriber's locations during the term of this Agreement.

     5. UVEST Program. The "UVEST Program" consists of the following services which UVEST shall provide:
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     (a) Brokerage Services. Registered representatives of UVEST at the UVEST
Centers operated at Subscriber's locations and at the national UVEST offices will, subject to all applicable laws, rules, regulations and procedures, including those of the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. (the "NASD"), and subject to the terms and conditions hereof, execute purchases and sales of Securities (as hereinafter defined) for UVEST customers, including depositors and other customers of Subscriber and the general public. As used herein, the term "Security" or "Securities" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and shall also include all other financial instruments or products included in the UVEST Program from time to time, including without limitation, debt and equity instruments, mutual funds, variable annuities, fixed annuities and other financial instruments and products approved by appropriate regulatory authorities from time to time for sale (directly or indirectly) by financial institutions. UVEST may retain one or more clearing brokers to perform order execution, billing, collection, account surveillance and other services for UVEST which are customarily performed by clearing brokers.

UVEST shall give notice to Subscriber of any change in the clearing brokers it uses to perform such services and will endeavor to give such notice prior to such change. In order to execute such purchase and sale orders, UVEST shall establish and maintain cash and/or margin accounts for customers, such accounts to be maintained as accounts of UVEST or its clearing broker. UVEST reserves the right, in its sole discretion, to refuse to open any account or to execute any order by any customer for the purchase or sale of a Security, which right shall not be unreasonably exercised. Subscriber agrees that such right shall not have been unreasonably exercised if UVEST believes in good faith that such an account or such Security or transaction is not appropriate or suitable for such customer.

     (b) Investment Advisory Services. Registered representatives of UVEST at the UVEST Centers operated at Subscriber's locations and at the national UVEST offices, subject to compliance with and registration under all applicable laws, rules and regulations and subject to the terms and conditions hereof, will provide investment advice and recommendations to UVEST customers (in accordance with each UVEST customer's suitability profile and investment goals) based upon research conducted by, and recommendations obtained from, investment advisory services and UVEST's internal research group. UVEST shall determine the number of registered representatives which shall staff each UVEST Center located at one of Subscriber's locations, which number shall be subject to approval by Subscriber. Such determination shall in all events be subject to Subscriber's approval of the registered representatives as provided in Section 8(b) hereof.

     (c) Marketing, Education, Research and Technical Services. UVEST will provide Subscriber with marketing, education, research and technical services, which will include:

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          1. advice and assistance regarding the selection of Subscriber's locations at which UVEST shall open and operate UVEST Centers;

          2. advice and assistance regarding the placement and set-up of the UVEST Center at Subscriber's locations;

          3. advice and assistance regarding the identification, recruiting, obtaining licenses, and registration of qualified personnel who will act as Dual Employees (as defined below) and regarding the training of such persons to qualify as registered representatives;

          4. advice and assistance regarding the structuring of incentive-based compensation programs for Dual Employees (as defined below);

          5. advice and assistance regarding the structuring of incentive programs for Non-Dual-Employees (as defined below) for referrals;

          6. advice and assistance regarding sales management and support at the UVEST Centers and UVEST's national office;

          7. UVEST-sponsored advertising and general marketing assistance for the promotion of the UVEST Program;

          8. advice and assistance regarding, and review and approval of, Subscriber-sponsored advertising and promotion of the UVEST Program and general marketing assistance;

          9. post-qualification training of Subscriber's Dual Employees and materials for the orientation of Non-Dual Employees (as defined below) with respect to the UVEST Program;

          10. compliance and procedures manuals, and administration thereof, for the operation of the UVEST Program;

          11. advice and assistance regarding each UVEST Center, including designation and segregation from the remainder of the lobby area at such location of Subscriber;

          12. advice and assistance regarding UVEST's BRIMS technology platform and related services;

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          13. advice and assistance regarding all other standard furnishings, accessories, equipment and supplies required to make the UVEST Centers at Subscriber's locations operational;

          14. centralized investment research;

          15. national inquiry/help desks;

          16. phone-in service for use by UVEST customers during non-regular business hours as set forth in Section 11 hereof,

          17. monitoring of compliance at the UVEST Centers with applicable laws, rules and regulations and with UVEST's manuals, rules, procedures and instructions, including maintaining books and records for the securities accounts of each customer serviced by UVEST as required by SEC Rule 17a-3a and other applicable laws, rules and regulations;

          18. monitoring of relevant laws, rules and regulations affecting the UVEST Program and the operation of the UVEST Centers;

          19. disbursement of Revenue Sharing Payments (as defined below); and

          20. such other services as may from time to time be outlined in the UVEST comphance manual

     6. Modification of UVEST Program. The UVEST Program is a uniform program owned and operated by UVEST. Subject to the provisions of Section 26 hereof, UVEST may modify the UVEST Program from time to time for the intended purpose of meeting applicable regulatory requirements, making the UVEST Program more effective, efficient, economical or competitive, adapting to new technology or conditions or enhancing the reputation or public acceptance of the UVEST Program.

     7. Revenue Sharing Payments.

          (a) UVEST shall make payments to Subscriber with respect to all Securities transactions which occur at, or are attributable to, the UVEST Centers operated at Subscriber's locations ("Revenue Sharing Payments"), in accordance with UVEST's schedule of Revenue Sharing Payments in effect from time to time. UVEST's current schedule of Revenue Sharing Payments is set forth on Schedule 1 attached to this Agreement. Revenue Sharing Payments represent reimbursement for compensation of the Dual Employees and payment for the use of the facilities and equipment of Subscriber or its affiliate depository institutions, as applicable, required for the operation of the UVEST Centers. The Board of Directors of UVEST may, after careful consideration, amend the Revenue Sharing Payments schedule from time to time

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     during the term of this Agreement. UVEST shall notify Subscriber not less than 30 days in advance of any reduction in the percentage of Revenue Sharing Payments, which reduction shall take effect on the date specified in such notice; provided, no decrease in the percentage of Revenue Sharing Payments shall be permitted within 12 months after the Effective Date; and provided, further, Subscriber may terminate this Agreement by giving notice to UVEST within 30 days following UVEST's notice of any such reduction in the percentage of Revenue Sharing Payments. If Subscriber gives a notice of termination to UVEST pursuant to this Section 7(a), this Agreement will terminate 60 days following such notice and the reduction in the percentage of Revenue Sharing Payments shall not apply to Revenue Sharing Payments payable to Subscriber prior to such termination.

          (b) UVEST reserves the right to deduct from Revenue Sharing Payments
     (i) all costs, expenses, charges and fees, if any, payable by Subscriber to UVEST pursuant to this Agreement and (ii) an amount equal to 75% of all losses, costs and expenses, if any, incurred by UVEST, directly or indirectly, as the result of the failure of any UVEST customer of a UVEST Center operated at any of Subscriber's locations to meet any obligation to deliver any funds or Securities, to meet any margin call or to meet any other obligation pursuant to UVEST's agreement to perform Securities brokerage and investment advisory services for such person; provided, that
     (A) UVEST shall use such efforts as are customary in the securities brokerage business to mitigate the losses, costs and expenses referred to in clause (ii) above prior to making any deduction therefor from Subscriber's Revenue Sharing Payments and (B) in no event shall Subscriber's liability pursuant to the preceding clause (ii) exceed the amount of Revenue Sharing Payments eamed by Subscriber pursuant to this Agreement after the date of such loss. UVEST shall make Revenue Sharing Payments to Subscriber prior to the last day of the following calendar month with respect to all Securities transactions for which it has received commissions through the end of the immediately preceding calendar month. Each Revenue Sharing Payment shall be accompanied by a complete record of transactions and, if applicable, of any costs, expenses, charges or fees incurred by Subscriber and deducted from such Revenue Sharing Payment.

     8. Dual Employees. At the UVEST Centers operated at Subscriber's locations, Securities transactions shall be effected, and investment advice and recommendations shall be disseminated, only by registered representatives of UVEST, who shall at all times be registered and qualified with the SEC, the NASD, and all other applicable federal and state securities and insurance laws (including without limitation investment advisor laws); and who shall undertake such employment by UVEST in addition to their employment by Subscriber. Such persons are referred to in this Agreement as "Dual Employees" or "registered representatives." Each Dual Employee shall enter into an employment agreement with UVEST, in a form to be provided by UVEST and agreed to by Subscriber, setting forth the terms of the Dual Employee's employment as a registered representative. Neither Subscriber nor any of its affiliate depository institutions shall have any responsibility for supervision of the Securities brokerage and investment advisory services performed by the Dual Employees or for compliance by the Dual Employees with UVEST's standards of conduct or

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procedures established for such persons and, except as set forth in Sections
8(d), 8(e) and 8(f) hereof, shall not be obligated to notify UVEST regarding any Dual Employee's acts.

          (a) Compensation. Subscriber shall pay the compensation of the Dual Employees in amounts to be determined by Subscriber and UVEST. UVEST shall reimburse Subscriber for such compensation payments by means of Revenue Sharing Payments. Except to the extent permitted by federal and state securities and banking laws, rules and regulations, neither UVEST nor Subscriber shall compensate any Dual Employee, directly or indirectly, based upon the volume of Securities transactions, commissions or Revenue Sharing Payments generated by any Dual Employee, the Subscriber or any UVEST Center. Any portion of a Dual Employee's compensation based on such a volume shall be subject to the mutual approval of Subscriber and UVEST. Subscriber shall comply with all of UVEST's instructions for the implementation of the foregoing restrictions regarding the compensation of the Dual Employees. Subscriber agrees to maintain payroll and bonus records for each Dual Employee, to withhold payroll taxes from the compensation of each Dual Employee, and to remit payroll taxes for each Dual Employee (including the employer's portion of any such taxes) to the appropriate government agencies in compliance with applicable law. UVEST shall have the right to inspect the payroll and bonus records maintained by Subscriber for each Dual Employee. In addition, Subscriber shall transmit to UVEST no less often than annually, and promptly following UVEST's request, a copy of each Dual Employee's W-2 Form or such information with respect to the compensation of any or all of the Dual Employees in such form as UVEST may otherwise prescribe.

          (b) Number; Identification and Acceptability. Subscriber and UVEST shall determine the individuals which shall receive offers of employment as registered representatives of UVEST. If UVEST decides to make an offer of employment to one of Subscriber's employees, to which Subscriber agrees, Subscriber shall make available to UVEST upon UVEST's request all records in Subscriber's possession which UVEST reasonably considers necessary, or which are required by law, rule or regulation, in connection with such person's employment, qualification and registration as a UVEST representative. A UVEST representative may be assigned to more than one UVEST Center.

          (c) Training. The Dual Employees shall be required to pass one or more examinations prescribed by law in order to qualify to act as registered representatives. Prior to taking such examination(s), each Dual Employee must successfully complete certain training, including a prescribed pre-examination course. Such pre-examination training shall be provided at Subscriber's expense by either UVEST or third-party vendors. UVEST shall notify Subscriber of the availability of such training. UVEST shall provide additional training of the Dual Employees with respect to the UVEST Program subsequent to their qualification as registered representatives. Subscriber shall not prevent the Dual Employees from being available to fully participate in such pre- and post-qualification training and in such further training, if any, as UVEST may provide.

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          (d) Control by UVEST. UVEST shall exercise exclusive control of the
     Dual Employees with respect to their conduct of Securities brokerage and investment advisory activities at the UVEST Centers and UVEST shall cause their conduct in such capacity to be governed in all respects

          (i) by UVEST's compliance and procedures manuals and all other manuals, procedures, rules and instructions of UVEST, current copies of which UVEST has provided or will provide to Subscriber and such Dual Employees, and

          (ii) by applicable laws, rules, and regulations and policies of applicable regulatory agencies, all as in effect from time to time. Subscriber shall strictly honor such control relationship and, subject to Section 25 hereof, neither it nor any of its affiliates, nor any person related to any of them shall have any involvement whatsoever in any of the Securities brokerage and investment advisory services performed by the Dual Employees. UVEST alone shall exercise all rights and remedies of the "Employer" set forth in the employment agreement with each Dual Employee except as otherwise specified herein. Notwithstanding the above, it is understood and agreed to between UVEST and Subscriber that, to the extent that the loss is not attributable to the negligence or other fault of either party, if any Dual Employee embezzles or otherwise steals from UVEST, UVEST shall bear such loss, and if any Dual Employee embezzles or otherwise steals from Subscriber or any of its affiliates, Subscriber or such affiliate shall bear such loss. It is further understood and agreed that any loss due to a mysterious disappearance of funds from either UVEST or Subscriber shall be borne by the party suffering such disappearance.

          (e) Discipline. Each Dual Employee shall be subject to discipline UVEST and by various federal and state regulatory authorities, Securities exchanges, clearing corporations or associations, associations of Securities brokers and dealers and certain other entities having jurisdiction over the operation of the UVEST Centers and the conduct of the Dual Employees. Subscriber shall cooperate with UVEST in all respects in connection with the enforcement of any sanctions imposed by UVEST or by any such entities against any Dual Employee. Such disciplinary measures may include suspension or dismissal of any Dual Employee as a registered representative of UVEST. In the event of any such suspension or dismissal, Subscriber shall impose, upon UVEST's request, the same sanction with respect to the Dual Employee's employment by Subscriber as it relates to securities activities, and shall use its best efforts to cause any of its affiliates who employ such Dual Employee in any capacity to impose the same sanction with respect to the Dual Employee's employment by such affiliate as it relates to securities activities. Unless a Dual Employee has been suspended or barred by such a regulatory authority, UVEST will not terminate or suspend a Dual Employee except in the event of material non-compliance with UVEST's standards of conduct. Subscriber shall report to UVEST any violation of any law, rule or regulation or of any of UVEST's standards of conduct or procedures for registered representatives of which Subscriber has knowledge, it being understood that Subscriber shall not have any obligation to monitor the activities of the

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     Dual Employees with regard to such laws, rules or regulations or UVEST's standards of conduct or procedures established for such persons. Subscriber shall notify UVEST in a manner calculated to give UVEST immediate notice of any such violation and shall promptly thereafter confirm any such report in writing to UVEST's compliance officer.


          (f) Conduct of Subscriber's Business. In accordance with their employment by both UVEST and Subscriber, the Dual Employees may conduct business on behalf of Subscriber or its affiliate depository institutions when not acting as registered representatives of UVEST. The conduct of Subscriber's business by the Dual Employees shall be consistent with, and subject to, the proisions of Section 12 hereof.

          (g) Hiring of Employees. (i) Without the prior consent of UVEST, Subscriber agrees that during the term of this Agreement and for a period of one year after its termination, Subscriber will not, directly or indirectly, hire, recruit, solicit or induce or adise or recommend to any other person that such other person hire, recruit, solicit or induce any person employed by UVEST, its subsidiaries or affiliates, excluding Dual Employees, to terminate his or her employment with UVEST, its subsidiaries or affiliates. Without violating the proisions of this Section 8(g), Subscriber may hire, solicit or recommend the employment of any person previously employed by UVEST, its subsidiaries or affiliates, if the hiring, solicitation or recommendation occurs more than 60 days after the effective date of such person's termination of employment with UVEST, its subsidiaries or affiliates. (ii) Without the prior consent of Subscriber, UVEST agrees that during the term of this Agreement and for a period of one year after its termination, UVEST will not, directly or indirectly, hire, recruit, solicit or induce or adise or recommend to any other person that such other person hire, recruit, solicit or induce any person employed by Subscriber, its subsidiaries or affiliates, excluding Dual Employees, to terminate his or her employment with Subscriber, its subsidiaries or affiliates. Without violating the proisions of this Section 8(g), UVEST may hire, solicit or recommend the employment of any person previously employed by Subscriber, its subsidiaries or affiliates, if the hiring, solicitation or recommendation occurs more than 60 days after the effective date of such person's termination of employment with Subscriber, its subsidiaries or affiliates.


     9.   Indemnification.

          (a) UVEST shall, provided Subscriber satisfies its obligations hereunder, defend, indemnify and hold harmless Subscriber (and each person or entity which controls Subscriber within the meaning of Section 20(a) of the Securities Exchange Act of 1934, as amended or Section 15 of the Securities Act of 1933, as amended), its affiliate depository institutions and their respective directors, officers, agents and employees (other than Dual Employees to the extent provided in Section 9(b) below), against any and all losses, claims, damages, liabilities, actions, costs or expenses to which such indemnified party may become subject to the extent

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     such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

          (i) the failure of UVEST to remain a member of the NASD or to remain a duly licensed broker-dealer under federal and state securities laws;

          (ii) Any violation of federal or state securities or insurance laws (including, without limitation, laws relating to the registration or qualification as a broker-dealer, investment adisor or insurance agent) by UVEST, its officers, its agents or its employees (including Dual Employees, but only when such Dual Employees are acting in their capacity as registered representatives of UVEST) arising out of the purchase, sale, offer to purchase or offer to sell, or the furnishing of investment advice with respect to, any Security at a UVEST Center;

          (iii) any breach, default or violation of, under or with respect to any of UVEST's duties, obligations, representations, warranties or covenants contained in this Agreement; or

          (iv) any negligence, gross negligence, recklessness or willful or intentional misconduct of, or violation of any law by, UVEST or any UVEST employee or agent (including any Dual Employee in his/her capacity as a representative of UVEST).

     UVEST agrees to maintain, in full force and effect, insurance in amounts sufficient to meet its indemnification obligations under this Section 9(a), in such form as shall be established by the UVEST Board of Directors from time to time.


          (b) In no event, however, shall such indemnification inure exclusively to the personal benefit of any Dual Employee whose action or failure to act was the cause of or resulted in the violation of federal or state securities or insurance laws and in no event shall such indemnification result in the payment of moneys to any such Dual Employee. In addition, there shall be no indemnification under this Section 9(b) to the extent the violation of federal or state securities or insurance laws was the result of action or failure to act by a Dual Employee where such Dual Employee was told to perform such action or to refrain from so acting by an officer of Subscriber.

          (c) Subscriber shall, provided UVEST satisfies its obligations hereunder, defend, indemnify and hold harmless UVEST (and each person or entity which controls UVEST within the meaning of Section 20(a) of the Securities Exchange Act of 1934, as amended or Section 15 of the Securities Act of 1933, as amended), its directors, officers, agents and employees against any and all losses, claims, damages, liabilities, actions, costs or expenses to which such indemnified party may become subject to the extent such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

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          (i) the failure of Subscriber to comply with applicable federal and state laws relating to Subscriber or its subsidiaries other than federal or state securities or insurance laws relating to the offer or sale of Securities, investment advisory services or broker-dealer activities relating thereto except as contemplated by (ii) and (iii) below;

          (ii) the failure of Subscriber to obtain the approval of UVEST for any advertising, promotional materials or marketing efforts for the UVEST Program;

          (iii) except as contemplated pursuant to Section 25 hereof, interference by Subscriber or by any of its directors, officers, agents or employees (including any Dual Employee acting in a capacity other than as a provider of brokerage services) with UVEST's supervision and control of Dual Employees with respect to their conduct of securities brokerage and investment adisory activity at the UVEST Centers;

          (iv) the failure of Subscriber to maintain payroll and bonus records for each Dual Employee, to withhold payroll taxes from the compensation of each Dual Employee, and to remit payroll taxes for each Dual Employee (including the employer's portion of any such taxes) to the appropriate government agencies in compliance with applicable law, which functions Subscriber has agreed to perform on behalf of UVEST;

          (v) the acts or omissions of Subscriber's Non-Dual Employees (as defined below), except to the extent of acts or omissions where such non-Dual Employee was told to perform such action or to refrain from so acting by any employee of UVEST, including a Dual Employee;

          (vi) any breach, default or violation of, under or with respect to any of Subscriber's duties, obligations, representations, warranties or covenants contained in this Agreement; or

          (vii) any negligence, gross negligence, recklessness or willful or intentional misconduct of Subscriber or any Subscriber employee or agent (excluding any Dual Employee acting in his/her capacity as a representative of UVEST).

          (d) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the party to this Agreement from which it is seeking indemnification under this Section 9, notify such other party in writing of such claim or the commencement of such action, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that its liability for such action is prejudiced by the indemnifying party's failure to give notice. In case any such action is brought against any indemnified party, and such indemnified party notifies UVEST or Subscriber, as appropriate, of

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     the commencement thereof, as provided herein, UVEST or Subscriber, as appropriate, shall be entitled to participate therein and, at its option, assume the defense thereof. Upon assumption by UVEST or Subscriber, as appropriate, of the defense of such action, UVEST or Subscriber, as appropriate, will cease to be liable to such indemnified party under this
     Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

          (e) An indemnified party hereunder shall settle a claim for which it has requested or intends to request indemnification only with the consent of the indemnifying party.

     10.  Non-Dual Employees.

          (a) Limited activities. Employees of Subscriber or its affiliate depository institutions who are not also registered representatives ("Non-Dual Employees") may distribute promotional literature regarding the UVEST Program, direct persons to registered representatives of UVEST, provide ordinary banking services such as crediting or debiting accounts, even though such services are incident to transactions with UVEST, and perform other clerical and ministerial tasks to the extent that employees would perform such tasks in any other situation. Non-Dual Employees may not recommend Securities, provide investment advice, hold themselves out as agents of UVEST, or engage in any Securities brokerage or Securities investment adisory activities to the extent that engaging in such activities would require the Non-Dual Employees to register and qualify with the NASD, as such requirements may be amended from time to time, or would require the Subscriber or its affiliate depository institutions to register as a broker-dealer under federal or state securities laws, as such laws may be amended from time to time. Subscriber shall comply in all respects with UVEST's Compliance Manual for UVEST participants ("Participants' Compliance Manual"), as it may be modified from time to time, shall monitor the activities of, and cause compliance by, Non-Dual Employees with UVEST's standards of conduct established for such persons and shall report to UVEST, in the manner set forth in Section 8(e) hereof, any violations of such standards of conduct of which Subscriber has knowledge. Neither UVEST nor Subscriber shall furnish incentive compensation to any Non-Dual Employee or otherwise compensate any Non-Dual Employee, directly or indirectly, based upon the volume or occurrence of Securities transactions, commissions or compensation generated by UVEST or any UVEST Center; provided that, when permitted by regulators and applicable law, Subscriber may pay referral fees to Non-Dual Employees. Such referral fees shall be a one-time, per-customer fee of a nominal, fixed-dollar amount, wholly unrelated to the execution of Securities transactions or the volume of Securities traded by the customer.

          (b) Training. UVEST shall make materials available to assist Subscriber in training Non-Dual Employees regarding standards of conduct and permissible activities in connection with the UVEST Program. Subscriber or its affiliate depository institutions shall make Non-Dual Employees available from time to time to participate in such training.

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     11. Hours of Operation. Registered representatives of UVEST located at the national UVEST offices in Charlotte, NC will be available by telephone to provide Securities brokerage and investment adisory services to UVEST customers during all New York Stock Exchange trading hours.

     12. Separation of Businesses. UVEST and Subscriber, including Subscriber's affiliate depository institutions, shall each maintain strict and total separation of their businesses from the business conducted at each UVEST Center, including separation of records and of physical facilities. All Dual Employees shall conduct business at all times in accordance with UVEST's corporate identity policies, as expressed in Participant's Compliance Manual and herein, so as not to lead to confusion between the business conducted by Subscriber and the business conducted by UVEST through the operation of the UVEST Centers at Subscriber's locations. Subscriber agrees to be bound by, and to comply in all material respects with, the Participants' Compliance Manual, a current copy of which UVEST has provided or will provide to Subscriber and which, as it may be modified from time to time in accordance with the purposes set forth in Section 6 hereof, is incorporated in and made a part of this Agreement.



     13. Access.

          (a) UVEST supervisory personnel and representatives of state and federal regulatory authorities and of any other entity having jurisdiction over the operation of the UVEST Centers and the conduct of the Dual Employees shall have unimpeded access during Subscriber's business hours to the UVEST Centers, to all records maintained in connection with the operation of the UVEST Centers and to Dual Employees and their personnel records. At the time UVEST desires to exercise such access, UVEST shall notify the manager of the branch in which the UVEST Center being accessed is located and the Investment Program Manager of Subscriber and inform the manager and such Investment Program Manager of the purpose of the visit.

          (b) In addition to any rights of Subscriber and its affiliate depository institutions pursuant to Section 25 hereof, the supervisory personnel of Subscriber or its affiliate depository institutions and representatives of their respective state and federal regulatory authorities and any other entity having jurisdiction over any of them or the transactions contemplated under this Agreement shall have unimpeded access during UVEST's business hours to all records of UVEST relating to transactions effected hereunder.

     14. Subscriber Costs and Expenses.

          (a) Direct Costs and Expenses. Subscriber shall be directly responsible for the costs and expenses associated with the following items in connection with the operation of the UVEST Centers at Subscriber's locations:

                    1. the furnishings, accessories and equipment necessary to establish the UVEST Center, including a BRIMS technology platform

                    2. the service and maintenance for the BRIMS technology
               platform;

                    3. investment research material employed in the UVEST
               Center;

                    4. telephones and other operating equipment;

                    5. Dual Employee compensation (which will be reimbursed to
               Subscriber through Revenue Sharing Payments as provided herein) and Dual Employee costs, including, without limitation, recruitment costs, salary and benefits, travel (including but not limited to any travel associated with pre-qualification or post-qualification training), cost of pre-qualification training and prescribed pre-examination course, examination fees and filing fees and UVEST's corporate stationery and business cards;

                    6. Dual Employee post-qualification sales training
               materials;

                    7. recruitment costs, salary and benefits for any support
               personnel;

                    8. Subscriber-sponsored advertising and promotion; and

                    9. all other costs associated with the operation of the
               UVEST Centers at Subscriber's locations and not specified in
               Section 15 hereof. Subscriber shall pay all costs and expenses set forth in this Section 14 directly to third-party vendors or to UVEST or the Dual Employees, in accordance with UVEST's applicable standard procedures and fee schedules, each as in effect from time to time. In the UVEST Centers at Subscriber's locations, Subscriber and UVEST shall mutually approve the furnishings, furniture, fixtures and materials to be used by UVEST in the operation of the UVEST Center. UVEST may from time to time, following notice to Subscriber, eliminate one or more of Subscriber's direct costs or expenses.

               (b) Indirect Costs and Expenses. With approval from Subscriber, UVEST shall from time to time furnish to each UVEST Center promotional literature in reasonable quantities determined by UVEST. Subscriber shall pay for such items furnished in excess of such reasonable quantities and/or requiring customization at a charge to Subscriber equal to UVEST's cost for such items, which shall be based upon the cost of development, production or purchase, shipping, handling, billing and any applicable taxes.

          15. UVEST Costs and Expenses. UVEST shall be directly responsible for the following costs and expenses in connection with the operation of the UVEST Program:

               1. all costs associated with the operation of UVEST's offices other than at Subscriber's locations, including centralized investment research, national and regional inquiry/help desks for use by UVEST registered representatives and phone-in service for use by UVEST customers during non-regular business hours as set forth in Section 11 hereof;

               2. all costs associated with the recruitment, training, qualification and employment by UVEST of all UVEST employees who are not also employees of Subscriber;

               3. post-qualification training of Subscriber's Dual Employees and materials for the orientation of Non-Dual Employees regarding the UVEST Program;

               4. reasonable quantities of promotional literature furnished from time to time to each UVEST Center;

               5. UVEST-sponsored advertising and promotion of the UVEST
          Program;

               6. technical assistance program;

               7. compliance and supervision; and

               8. field sales support and related travel expenses.

          16. Advertising and Promotion. Each party shall secure the other party's prior written approval of all advertising and promotional materials, if any, prepared by or on behalf of such party which mention the other party or the UVEST Program. All such advertising and promotional materials shall make it clear that the UVEST Program is provided by UVEST and not by Subscriber, that UVEST and Subscriber are separate, distinct and unaffiliated entities, and that the investment products sold through UVEST Centers by UVEST are not deposits insured by the FDIC. Subject to the provisions of Section 25 hereof, UVEST may use Subscriber's name and may identify Subscriber's locations at which the UVEST Centers are operated. UVEST and Subscriber shall also meet prior to or as soon as possible after the opening of the first UVEST Center at one of Subscriber's locations to develop a comprehensive six-month business plan to promote and develop the UVEST Program for the Subscriber. Thereafter, UVEST and Subscriber shall meet approximately every six months to review the performance of the business plan for the prior six months and to develop a new business plan for the succeeding six months. The cost of such meetings shall be shared equally by UVEST and Subscriber.

          17. Vendor Relationships. In addition to being solely responsible for the investment research regarding Securities, UVEST shall be solely responsible for all contracts and discussions with all vendors of Securities regarding the quality or investment characteristics of such Securities, their availability and all other matters related to such Securities, and UVEST shall be solely responsible for all other aspects of the relationship between such vendors and the UVEST Program.

          18. Bankruptcy, Changes in Control, Etc. Any party hereto (the "defaulting party") shall give the other party hereto prompt written notice in the event that such defaulting party (i) liquidates or dissolves; (ii) makes an assignment for the benefit of creditors, becomes insolvent or is unable to pay its debts as they mature, files a voluntary petition in bankruptcy or a petition, answer or consent seeking reorganization or readjustment of its indebtedness under applicable bankruptcy or insolvency laws, consents to the appointment of a receiver or trustee for all or a substantial part of its property or takes corporate or other action for the purpose of effecting any of the foregoing; (iii) has filed against it a petition for proceedings in bankruptcy or for its reorganization or for the readjustment of its indebtedness under applicable bankruptcy or insolvency laws or has a receiver or trustee appointed for it or for all or a substantial part of its property; or (iv) experiences a change in control through merger, consolidation or reorganization in a transaction in which such party is not the surviving entity, a sale of substantially all of its assets or, to the extent known by such defaulting party, the acquisition by any person or related group of 25% or more of its outstanding equity interest. The non defaulting party shall have the right to terminate this Agreement upon the happening of any such event.

          19. Term. This Agreement shall have an initial term of two years and shall automatically renew for subsequent terms of one year, subject to termination as provided in Section 20 hereof.

          20. Arbitration; Termination; Suspension.

               (a) UVEST and Subscriber shall work together in good faith to resolve any dispute arising between them. If UVEST and Subscriber cannot resolve such dispute after a good faith attempt to do so, either party may submit such dispute to arbitration in Philadelphia, Pennsylvania such arbitration to be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration award shall be final and binding. Judgment upon the award rendered may be entered in any court having jurisdiction over the party against which the award is rendered. Nothing in this Section 20(a) shall prevent UVEST or Subscriber from exercising any other rights which they have pursuant to this Section 20 or otherwise pursuant to this Agreement in connection with such a dispute; provided, however, that once a dispute has been submitted to arbitration, neither party shall pursue a remedy with respect to such dispute unless such remedy is specifically delineated herein.

               (b) Either party may terminate this Agreement as of the end of the initial term by giving notice to the other party at least 90 days prior to the end of the initial term. If neither party gives notice of termination within the initial term, this Agreement will automatically renew for subsequent terms as provided in Section 19. Either party may terminate this Agreement after the initial term upon 90 days prior notice.

               (c) UVEST may immediately suspend performance under this Agreement, and may thereafter terminate this Agreement pursuant to the procedures set forth in this Section 20(c), in the event of a material breach by Subscriber in the performance of any material agreement made by Subscriber under this Agreement, including, without limitation, any failure of Subscriber to comply in any material respect with any of the manuals identified in Section 12 hereof. UVEST shall promptly notify Subscriber of the grounds for any such suspension. Subscriber shall have 30 days following such notice to resolve the matter(s) specified therein to UVEST's satisfaction prior to any termination of the Agreement. If Subscriber fails to resolve any such matter(s) within the prescribed time and UVEST does not agree in writing to extend the period for resolution of any such matter(s), UVEST may terminate this Agreement upon the expiration of such 30-day period. In addition, UVEST may terminate this Agreement upon notice to Subscriber if Subscriber directly or indirectly offers or makes available Securities brokerage or broker-dealer services or Securities investment advisory products or services.

               (d) Subscriber may terminate this Agreement pursuant to the procedures set forth in this Section 20(d), in the event of a material breach by UVEST in the performance of any material agreement made by UVEST under this Agreement. Subscriber shall promptly notify UVEST of the grounds for any such termination. UVEST shall have 30 days following such notice to cure the breach specified herein. If UVEST fails to cure any such breach within such 30-day period and Subscriber does not agree in writing to extend the period fOr cure of such breach or UVEST does cure such breach but the same breach occurs within 90 days from the original breach, Subscriber may terminate this Agreement upon the expiration of such 30-day period or upon the occurrence of such second breach. Subscriber shall have the additional rights to terminate this Agreement provided in Section 7(a) hereof

               (e) At any point during the Initial Term or in subsequent terms, subscriber may opt to terminate this agreement and exercise the UVEST Service Bureau Agreement (Attachment A).

               (f) Certain federal and state regulatory authorities may require the termination of this Agreement on behalf of UVEST or Subscriber. In the event of such a termination, whether made on behalf of UVEST or Subscriber, (i) neither party hereto shall have any liability to the other for such termination except to the extent such termination results from the failure of one party to satisfy its obligations hereunder, in which case such failing party shall be liable to the other party to the extent it otherwise would have been liable for such failure, and (ii) certain provisions of this Agreement, as specified in Section 25 hereof, shall survive such termination as provided herein.

               (g) In the event that UVEST or Subscriber terminates this Agreement or a governmental authority requires the termination of this Agreement, (i) Subscriber shall immediately cease representing itself as a participant in the UVEST Program, discontinue use of all UVEST materials and all materials bearing the UVEST logo, service mark or trademark; and (ii) Subscriber shall return to UVEST all records relating to UVEST's brokerage accounts, all UVEST procedures and compliance manuals and all UVEST forms and documents and shall so certify in writing to UVEST within ten days of the date of termination.

               (h) Upon the termination of this Agreement by either UVEST, Subscriber or any governmental authority, neither UVEST nor Subscriber shall interfere with the decision of any customer or Dual Employee regarding his brokerage accounts or employment, respectively. Subscriber acknowledges that UVEST shall not be deemed to be interfering with any customer as a result of UVEST performing its obligations or sending customary notices with respect to any customer or any such customer's accounts. UVEST agrees to cooperate in the transfer of records relating to customer accounts to the Subscriber or a broker/dealer designated by the Subscriber. After termination of this Agreement, UVEST shall not provide information with respect to such accounts to any other broker/dealer or financial institution nor shall information with respect to such accounts be used by UVEST after such transfer.

               (i) Nothing in this Agreement shall be deemed or construed to create a partnership or joint venture between the Subscriber and UVEST. The relationship between such parties is only contractual in nature.

               (j) UVEST will not engage in market-making with respect to any Securities.

          21. UVEST Trademark; No License or Right to Use. Subscriber recognizes and acknowledges that UVEST is a registered service mark and a registered trademark of UVEST. Subscriber is not granted a license or right to use UVEST's UVEST service mark or trademark. Subscriber shall not use the UVEST service mark or trademark in any manner whatsoever without the prior written consent of UVEST and any use of the UVEST service mark or trademark by Subscriber pursuant to such written consent shall comply in all respects with the terms thereof.

          22. Additional Representations and Warranties of Subscriber. Subscriber represents and warrants to UVEST that (i) Subscriber has full legal right, power and authority to enter into and perform this Agreement;
     (ii) this Agreement has been duly authorized, executed and delivered by Subscriber and constitutes the legal, valid and binding agreement of Subscriber; and (iii) no consent, approval, authorization or order of any governmental agency or authority, except (A) those previously obtained by Subscriber, disclosed to UVEST and in full force and effect, and (B) those which have been disclosed to UVEST in writing and are to be obtained by Subscriber, is required in connection with the transactions contemplated by this Agreement on the part of Subscriber. Subscriber agrees to use its best efforts to obtain all consents, approvals, authorizations and orders necessary in connection with its performance under this Agreement which have not been obtained as of the date hereof. Subscriber agrees that once all of such consents, approvals, authorizations and orders have been obtained, it will certify such fact to UVEST in writing. Subscriber further acknowledges that UVEST shall not perform its obligations pursuant hereto until it receives such certification. Subscriber further represents and warrants that, to the extent permitted by law, it shall use its best efforts, upon request by UVEST, to verify any information or representations in the possession of Subscriber made by one of its depositors or customers, or any other potential customer of UVEST, contained or set forth in an Application for Account or any other questionnaire submitted by such potential customer to UVEST in conjunction with the opening or attempted opening of an account with UVEST. Subscriber further represents that, except as may otherwise be required by law, it shall keep confidential all information not generally available to the public which it may acquire as a result of this Agreement regarding the business or affairs of UVEST, or any of its affiliates, and further acknowledges that this covenant shall survive the termination of this Agreement until such information shall become generally available to the public.

          23. Representations and Warranties of UVEST. UVEST represents and warrants to Subscriber that (i) UVEST has full legal right, power and authority to enter into and perform this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by UVEST and constitutes the legal, valid and binding agreement of UVEST; (iii) UVEST has obtained all consents, approvals, authorizations and orders of governmental agencies or authorities required in connection with the transactions contemplated by this Agreement on the part of UVEST; including, without limitation, receipt from the Securities and Exchange Commission of a "no-action letter," dated November 24, 1992, which ("no-action letter") has not been modified or rescinded as of the date hereof, (iv) UVEST is registered as a broker-dealer and an investment adisor under federal and state securities laws and is a member of the NASD and, during the term of this Agreement, UVEST will maintain such registrations and membership as required by applicable law. UVEST further represents that, except as may otherwise be required by law, it shall keep confidential all information not generally available to the public which it may acquire as a result of this Agreement regarding the business or affairs of Subscriber, or any of its affiliates, and further acknowledges that this covenant shall survive the termination of this Agreement until such information shall become generally available to the public.

          24. Notices. All notices, requests, approvals, consents or other communications required or permitted to be delivered hereunder shall be in writing, delivered personally or forwarded by certified mail, postage prepaid, to the address set forth on the signature page hereof and shall be deemed duly given when so personally delivered or three business days after the date of deposit in a mail box or other U.S. Postal Service depository outside the control of the sender. Either party may from time to time designate in writing any other address to which such notices, requests and other communications shall be sent. Until any such change, such notices, requests and other communications shall be sent to the address of the appropriate party as set forth on the final page of this Agreement.


          25. Compliance with Interagency Statement. Notwithstanding any provision contained in this Agreement to the contrary, UVEST shall cause all aspects of the UVEST Program (including, without limitation, designation of the UVEST Centers in Subscriber's locations, training and compensation of Dual Employees and Non-Dual Employee, manner and content of disclosures to customers and advertising and promotional activities) to be conducted in accordance and conformity with the Interagency Statement on Retail Sales of Non-deposit Investment Products, dated February 15, 1994, published by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervisions, as such statement has been and hereafter may be amended from time to time (the "Interagency Statement"). In accordance with their responsibilities under Interagency Statement and various other laws, rules, regulations and policies of their respective regulatory agencies as in effect from time to time, Subscriber and its affiliate depository institutions on whose premises the activities contemplated by this Agreement are conducted may from time to time review the sales and other activities of the Dual Employees and the other operations of the UVEST Centers to confirm that such activities and operations are being conducted in a manner consistent with such Interagency Statement and any such laws, rules, regulations and policies, and in connection therewith to review such records of UVEST as the Subscriber or such affiliate deems necessary or appropriate to evaluate such compliance. Any such review or investigation shall not relieve UVEST from its obligations hereunder to operate all aspects of the UVEST Program in accordance with such Interagency Statement and any such additional laws, rules, regulations and policies.

          26. Miscellaneous.

               (a) This Agreement and the materials incorporated herein by reference constitute the entire understanding of the parties with respect to its subject matter. Neither party may assign this Agreement (either voluntarily or by operation of law) without the prior written consent of the other party, except that UVEST, or Subscriber to the extent permitted by applicable law, may assign its rights under this Agreement to a subsidiary or affiliate. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the successors and permitted assigns of each of the parties, subject only to the rights of federal and state regulatory authorities to terminate this Agreement under certain circumstances. This agreement and all provisions hereof are for the sole and exclusive benefit of the parties hereto and, in the case of Subscriber, any subsidiary or affiliate depository institutions on whose premises the activities contemplated hereby may be conducted. Nothing expressed or referred to in this Agreement will be construed to give any other person any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision hereof.

               (b) Subscriber recognizes and acknowledges that failure by Subscriber to comply with the provisions of this Agreement regarding permitted use by Subscriber of the UVEST logo, service mark and trademark, UVEST equipment, signs, materials, furnishings and supplies and items bearing the UVEST logo, service mark or trademark may result in damage to UVEST for which monetary compensation would be inadequate. Subscriber therefore agrees that UVEST shall be entitled to specific performance of Subscriber's obligations pursuant to such provisions.

               (c) Neither party shall be liable to the other for special, indirect or consequential damages (including lost revenues or lost profits) arising out of any breach of its obligations under this Agreement other than the parties' respective obligations to indemnify each other pursuant to Section 9 hereof.

               (d) Except to the extent specified in Section 20(a) hereof, the enumeration herein of specific remedies shall not be exclusive of any other remedies and no single, partial or other exercise of any such right, power, remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege.

               (e) Neither Subscriber nor UVEST shall hold itself out as an agent of the other or any of the subsidiaries or the companies controlled directly or indirectly by or affiliated with the other.

               (f) This Agreement may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed a cancellation of this Agreement.

               (g) In the event that any court of competent jurisdiction declares invalid any provision of this Agreement, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable; provided, however, that should any court of competent jurisdiction declare invalid any material provision of this Agreement, severance of which would frustrate the purpose of this Agreement, such provision shall not be severable, and this Agreement shall be voidable by either party hereto.

               (h) UVEST shall have each customer acknowledge in writing the receipt of notice that (i) UVEST, and not Subscriber, is providing and is responsible for the brokerage services being offered and (ii) UVEST is not affiliated with Subscriber. Such notice and acknowledgment may be a part of the customer's application for an account with UVEST.

               (i) Subscriber, at a time mutually acceptable to Subscriber and UVEST, may inspect those records of UVEST pertaining to commissions and other revenue generated by the UVEST Centers in locations of Subscriber or its affiliates.

               (j) All such signs bearing the UVEST logo, service mark or trademark shall remain the property of UVEST and shall be used by Subscriber's locations only in connection with the UVEST Program and the business conducted at the UVEST Centers.

               (k) This Agreement has been accepted by UVEST in, and shall be construed in accordance with the statutory and common laws of, the State of Pennsylvania, except to the extent such laws may be preempted by federal laws, rules or regulations.

               (1) The headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

               (m) The provisions of Sections 9, 15 (to the extent such costs are incurred prior to termination), 22 and 23 (to the extent such Sections relate to confidentiality concerning

     UVEST's or Subscriber's business), and 20(g), 26(b) and (c) hereof shall survive the termination of this Agreement.

          (n) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. It shall not be necessary to make proof of but one such counterpart in any court of law having jurisdiction with regard to this Agreement or any dispute arising pursuant hereto.

          (o) Any list of Subscriber's customers, whether provided to UVEST by Subscriber or compiled by UVEST in any other manner, shall be considered the property of Subscriber and shall be held in strictest confidence by UVEST. Any such list may not be sold or used for any purpose other than those provided for and contemplated by this Agreement, without first obtaining Subscriber's written approval.

          (p) Each party hereto covenants and agrees that it will not permit a Year 2000 problem in computer systems, software or equipment owned, leased or licensed by it, its affiliates or subsidiaries to interfere with its performance under this Agreement. The parties hereto will use reasonable commercial efforts to cooperate and share information to further comply with this Section 26 and to minimize the impact of any Year 2000 problem on performance of this Agreement. Each party will inform the other party of any circumstance indicating a possible obstacle such compliance and the steps being taken to avoid or overcome the obstacle.

          Provided a party complies with this Section 26, it will not be liable to the other party for any failure to perform obligations under the Agreement to the extent that such failure arises from a Year 2000 problem (1) affecting one of the non-performing party's suppliers or
          (2) beyond that party's reasonable control (such as, a Year 2000 problem affecting a government entity). In particular, such non-performing party shall have no liability for any damages, including direct, indirect, incidental, special, consequential, punitive or exemplary damages.

          A "Year 2000 problem" means a date-handling problem relating to the Year 2000 date change that would cause a computer system, software or equipment to fail to correctly perform, process and handle date-related data and processes for these dates within and between the twentieth and twenty-first centuries and all other centuries.

IN WITNESS WHEREOF, UVEST and Subscriber have executed this Agreement as of the date set forth above.

UVEST FINANCIAL SERVICES                     BRYN MAWR BROKERAGE COMPANY
GROUP, INC.                                  INC.



By [SIGNATURE APPEARS HERE]                  By   [SIGNATURE APPEARS HERE]
   -----------------------------------           -------------------------------
Title PRESIDENT & CEO                        Title  PRESIDENT & CEO
      --------------------------------             -----------------------------


Address of UVEST for notices hereunder:      Address of Subscriber for notices
                                             hereunder:
UVEST Financial Services Group, Inc.         Bryn Mawr Brokerage Company, Inc.
128 S. Tryon Street, Suite 1340              801 Lancaster Avenue
Charlotte, NC 28202                          BrynMawr, PA 19010
Attention: Dan Arnold, President

                     UVEST FINANCIAL SERVICES GROUP, INC.
                         Brokerage Services Agreement

                                  SCHEDULE 1
                           Revenue Sharing Payments

                                      for

                       BRYN MAWR BROKERAGE COMPANY, INC.

Subscriber shall be entitled to the following percentage(s) of gross commissions generated by the purchase or sale of Securities (as defined herein) through registered representatives located in UVEST Centers in Subscriber's branches:

 For monthly gross commissions of:           Percentage* of gross commissions
                                             Payable to Subscriber

          $20,000 or less                                75%
          $20,001 and above                              80%

*Percentages are applied only to the marginal increase in the stated commissions.


Subscriber shall be entitled to the following percentage(s) of gross commissions generated by the purchase or sale of Securities for large account cases as defined below. At no point shall the commissions generated on large cases contribute to the commission grid above.

 Account case:                                  Percentage of gross commissions
 Principal Invested                                  Payable to Subscriber
   $2 M -$5 M                                                85%
   $5 M- $1OM                                                87%
   $10 M+                                                    89%

Subscriber shall be entitled to the following percentage(s) of gross commissions generated by the purchase or sale of Variable Life for large account cases as defined below. At no point shall the commissions generated on large cases contribute to the commission grid above.

 Account case:                                   Percentage of gross commissions
Commission Generated                                  Payable to Subscriber
   $15,000 $30,000                                           85%
   $30,001 - $40,000                                         87%
   $40,001+                                                  89%

*Clearing Charges of $20 per transaction will be deducted from Subscriber's revenue sharing payment on a monthly basis in accordance with the terms in
Section 7(b) of this Agreement. Clearing Charges will not be charged on systematic investments after the initial transaction is made.

Subscriber shall be entitled to 20% of gross commissions, no clearing charges, generated by the purchase or sale of Securities (as defined herein) under the UVEST discount commission schedule

                          BROKERAGE SERVICES AGREEMENT
                            (Service Bureau Program)
                                 (Attachment A)



          THIS AGREEMENT, dated as of _______________________ is by and between UVEST FINANCIAL SERVICES GROUP, INC., a North Carolina corporation doing business as UVEST ("UVEST"), and the financial institution whose name appears on the final page of this Agreement ("Subscriber").

THE PARTIES AGREE AS FOLLOWS:

1) Effective Date. This Agreement shall bind UVEST and Subscriber when executed by an authorized representative of each party. The date of this Agreement is referred to as the "Effective Date."

2) UVEST Services. UVEST is a broker-dealer registered with the Securities and Exchange Commission ("SEC") and is a member of the National Association of Securities Dealers, Inc., (NASD) and provides certain securities brokerage services under its UVEST trademark.

3) Subscriber Services. Subscriber is a broker-dealer "registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc.," and provides certain securities brokerage services ("Subscriber Services") under its trademark to the general public through the operation of Subscriber service centers ("Subscriber Centers") located within Subscriber's branches.

4) Subscriber's Obligations. Subscriber shall use all reasonable efforts to provide the facilities and personnel, to cooperate with UVEST and to do all other acts and things required by this Agreement to be provided or done by Subscriber. Subscriber further agrees that it shall not permit any other broker-dealer to offer brokerage services at any of Subscriber's locations during the term of this Agreement.

     Subscriber agrees to be bound by, and to comply in all material respects with, the Participants' Compliance Manual, a current copy of which UVEST has provided or will provide to Subscriber and which, as it may be modified from time to time in accordance with the purposes set forth in Section 6 hereof, is incorporated in and made a part of this Agreement.

     Subscriber shall provide Subscriber's affiliate depository institutions with policies and procedures for monitoring the Subscriber Services conducted at Subscriber Centers in accordance with the Interagency Statement on Retail Sales of Non-deposit Investment Products, dated February 15, 1994, published by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervisions, as such statement has been and hereafter may be amended from time to time (the "Interagency Statement"). In accordance with Subscriber's responsibilities under the Interagency Statement and various other laws, rules, regulations and policies of their respective regulatory agencies as in effect from time to time, Subscriber and its affiliate depository institutions on whose premises the activities contemplated by this Agreement are conducted will from time to time review the sales and other activities of the Registered Representatives and the other operations of the Subscriber Centers to confirm that such activities and operations are being conducted in a manner consistent with such Interagency Statement and any such laws, rules, regulations and policies.

5) UVEST Program. The "UVEST program" consists of the following services, which UVEST shall provide:

  a) Brokerage Services. UVEST is subject to all applicable laws, rules, regulations and procedures, including those of the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD"), and subject to the terms and conditions hereof. As used herein, the term "Security" or "Securities" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and shall also include all other financial instruments or products included in the UVEST Program from time to time, including without limitation, debt and equity instruments, mutual funds, variable annuities, fixed annuities and other financial instruments and products approved by appropriate regulatory authorities from time to time for sale (directly or indirectly) by financial institutions. UVEST may retain one or more clearing brokers to perform order execution, billing, collection, account surveillance and other services for UVEST, which are customarily performed by clearing brokers.

     UVEST shall give notice to Subscriber of any change in the clearing brokers it uses to perform such services and will endeavor to give such notice prior to such change. In order to execute such purchase and sale orders, UVEST shall establish and maintain cash and/or margin accounts for customers, such accounts to be maintained as accounts of UVEST/Subscriber or its clearing broker. UVEST reserves the right, in its sole discretion, to refuse to open any account or to execute any order by any customer for the purchase or sale of a Security, which right shall not be unreasonably exercised. Subscriber agrees that such right shall not have been unreasonably exercised if UVEST believes in good faith that such an account or such Security or transaction is not appropriate or suitable for such customer.

  b) Marketing, Education, Research and Technical Services. UVEST will provide Subscriber with compliance, operations, and technical services, which will include:

     i) advice and assistance regarding, and review and approval of, Subscriber-sponsored advertising and promotion of Subscriber services;

     ii)  post-qualification training of subscriber's Registered
          Representatives;

     iii) compliance and procedures manuals, and administration thereof, for the operation of the UVEST Program;

     iv) advice and assistance regarding each Subscriber Center, including designation and segregation from the remainder of the lobby area at such location of Subscriber;

     v) advice and assistance regarding UVEST's news/quote terminal, sales technology and related services;

     vi) advice and assistance regarding all other accessories, equipment and supplies required to make the Subscriber Centers at Subscriber's locations operational;

     vii) centralized investment research;

     viii)broker service support/help desk;

     ix) phone-in service for use by Subscriber's customers during non-regular business hours;

     x) monitoring of compliance with applicable laws, rules and regulations and with UVEST manuals, rules, procedures and instructions at the Subscriber Centers;

     xi) monitoring of relevant laws, rules and regulations affecting the UVEST Program and the operation of the Subscriber Centers;

     xii) trading and disbursement of Revenue Sharing Payments (as defined below); and general marketing assistance for the promotion of Subscriber's services;

     xiii)general marketing assistance for the promotion of Subscriber's services;

     xiv) such other services as may from time to time be outlined in the UVEST compliance or sales support manuals.

6) Modification of UVEST Program. The UVEST Program is a uniform program owned and operated by UVEST. Subject to the provisions of Section 22 hereof, UVEST may modify the UVEST Program from time to time for the intended purpose of meeting applicable regulatory requirements, making the UVEST Program more effective, efficient, economical or competitive, or adapting to new technology or conditions.

7)   Revenue Sharing Payments.

  a) UVEST shall make payments to Subscriber with respect to all Securities transactions, which occur at, or are attributable to, the Subscriber Centers operated at Subscriber's locations ("Revenue Sharing Payments"), in accordance with Schedule 1 ("Revenue Sharing Payments") attached to this Agreement. Revenue Sharing Payments represent reimbursement for compensation of the Registered Representatives and payment for the use of the facilities and equipment of Subscriber or its affiliate depository institutions, as applicable. The Board of Directors of UVEST may, after careful consideration, amend the Revenue Sharing Payments schedule from time to time during the term of this Agreement. UVEST shall notify Subscriber not less than 30 days in advance of any reduction in the percentage of Revenue Sharing Payments, which reduction shall take effect on the date specified in such notice; provided, no decrease in the percentage of Revenue Sharing Payments shall be permitted within 12 months after the Effective Date; and provided, further, Subscriber may terminate this Agreement by giving notice to UVEST within 30 days following UVEST's notice of any such reduction in the percentage of Revenue Sharing Payments. If Subscriber gives a notice of termination to UVEST pursuant to this
     Section 7(a), this Agreement will terminate 60 days following such notice and the reduction in the percentage of Revenue Sharing Payments shall not apply to Revenue Sharing Payments payable to Subscriber prior to such termination.

  b) UVEST reserves the right to deduct from Revenue Sharing Payments (i) all costs, expenses, charges and fees, if any, payable by Subscriber to UVEST pursuant to this Agreement and (ii) an amount equal to all losses, costs and expenses, if any, incurred by UVEST, directly or indirectly, as the result of the failure of any customer of a Subscriber Center operated at any of Subscriber's locations to meet any obligation to deliver any funds or Securities, to meet any margin call or to meet any other obligation pursuant to UVEST's agreement to perform Securities brokerage services for Subscriber; provided that UVEST shall use such efforts as are customary in the securities brokerage business to mitigate the losses, costs and expenses referred to in clause (ii) above prior to making any deduction therefor from Subscriber's Revenue Sharing Payments. UVEST shall make Revenue Sharing Payments to Subscriber by the 15th day of the following calendar month with respect to all Securities transactions for which it has received commissions through the end of the immediately preceding calendar month. Each Revenue Sharing Payment shall be accompanied by a complete record of transactions and, if applicable, of any costs, expenses, charges or fees incurred by Subscriber and deducted from such Revenue Sharing Payment.

8) Registered Representatives. At the Subscriber Centers operated at Subscriber's locations, Securities transactions shall be effected, and investment advice and recommendations shall be disseminated, only by Registered Representatives of Subscriber, who shall at all times be registered and qualified with the SEC, the NASD, and all other applicable federal and state securities and insurance laws (including without limitation investment advisor laws):

  a) Compensation. Subscriber shall pay the compensation of the Registered Representatives in amounts to be determined by Subscriber. Except to the extent permitted by federal and state securities and banking laws, rules and regulations, neither UVEST nor Subscriber shall compensate any Registered Representative, directly or indirectly, based upon the volume of Securities transactions, commissions or Revenue Sharing Payments generated by any Registered Representative or the Subscriber Center. Any portion of a Registered Representative's compensation based on such a volume shall be subject to the mutual approval of Subscriber and UVEST. Subscriber agrees to maintain payroll and bonus records for each Registered Representative, to withhold payroll taxes from the compensation of each Registered Representative, and to remit payroll taxes for each Registered Representative (including the employer's portion of any such taxes) to the appropriate government agencies in compliance with applicable law. UVEST shall have the right to inspect the payroll and bonus records maintained by Subscriber for each Registered Representative.

  b) Control by Subscriber. Subscriber shall exercise control of the Registered Representatives with respect to their conduct of Securities brokerage and investment advisory activities at the Subscriber Centers and shall cause their conduct in such capacity to be governed in all respects

     i) by UVEST/Subscriber compliance and procedures manuals and all other manuals, procedures, rules and instructions of UVEST and Subscriber, current copies of which UVEST and Subscriber will provide to Registered Representatives, and

     ii) by applicable laws, rules, and regulations and policies of applicable regulatory agencies, all as in effect from time to time. Notwithstanding the above, it is understood and agreed to between UVEST and Subscriber that, to the extent that the loss is not attributable to the negligence or other fault of either party, if any Registered Representative embezzles or otherwise steals from UVEST, UVEST or from Subscriber or any of its affiliates, Subscriber or such affiliate shall bear such loss.

  c) Discipline. Each Registered Representative shall be subject to discipline by Subscriber and by various federal and state regulatory authorities, Securities exchanges, clearing corporations or associations, associations of Securities brokers and dealers and certain other entities having jurisdiction over the operation of the Subscriber Centers and the conduct of the Registered Representatives. Subscriber and UVEST shall cooperate in all respects in connection with the enforcement of any sanctions imposed by any such entities against any Registered Representative.

d)   Hiring of Employees.

     i) Without the prior consent of UVEST, Subscriber agrees that during the term of this Agreement and for a period of one year after its termination, Subscriber will not, directly or indirectly, hire, recruit, solicit or induce or advise or recommend to any other person that such other person hire, recruit, solicit or induce any person employed by UVEST, its subsidiaries or affiliates, to terminate his or her employment with UVEST, its subsidiaries or affiliates. Without violating the provisions of this Section 8(d), Subscriber may hire, solicit or recommend the employment of any person previously employed by UVEST, its subsidiaries or affiliates, if the hiring, solicitation or recommendation occurs more than 60 days after the effective date of such person's termination of employment with UVEST, its subsidiaries or affiliates.

       ii) Without the prior consent of Subscriber, UVEST agrees that during the term of this Agreement and for a period of one year after its termination, UVEST will not, directly or indirectly, hire, recruit, solicit or induce or advise or recommend to any other person that such other person hire, recruit, solicit or induce any person employed by Subscriber, its subsidiaries or affiliates, to terminate his or her employment with Subscriber, its subsidiaries or affiliates. Without violating the provisions of this Section 8(d) UVEST may hire, solicit or recommend the employment of any person previously employed by Subscriber, its subsidiaries or affiliates, if the hiring, solicitation or recommendation occurs more than 60 days after the effective date of such person's termination of employment with Subscriber, its subsidiaries or affiliates.

9)   Indemnification.

   a) UVEST shall, provided Subscriber satisfies its obligations hereunder, defend, indemnify and hold harmless Subscriber (and each person or entity which controls Subscriber within the meaning of Section 20(a) of the Securities Exchange Act of 1934, as amended or Section 15 of the Securities Act of 1933, as amended), its affiliate depository institutions and their respective directors, officers, agents and employees (other than Registered Representatives to the extent provided in Section 9(b) below), against any and all losses, claims, damages, liabilities, actions, costs or expenses to which such indemnified party may become subject to the extent such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

       i) The failure of UVEST to remain a member of the NASD or to remain a duly licensed broker-dealer under federal and state securities laws;

       ii) any violation of federal or state securities or insurance laws (including, without limitation, laws relating to the registration or qualification as a broker-dealer, investment advisor or insurance agent) by UVEST, its officers, its agents or its employees;

       iii) any breach, default or violation of, under or with respect to any of UVEST's duties, obligations, representations, warranties or covenants contained in this Agreement; or

       iv) any negligence, gross negligence, recklessness or willful or intentional misconduct of, or violation of any law by, UVEST or any UVEST employee.

       UVEST agrees to maintain, in full force and effect, insurance in amounts sufficient to meet its indemnification obligations under this Section 9(a), in such form as shall be established by the UVEST Board of Directors from time to time.

   b) In no event, however, shall such indemnification inure exclusively to the personal benefit of any Registered Representative whose action or failure to act was the cause of or resulted in the violation of federal or state securities or insurance laws and in no event shall such indemnification result in the payment of moneys to any such Registered Representative.

   c) Subscriber shall, provided UVEST satisfies its obligations hereunder, defend, indemnify and hold harmless UVEST (and each person or entity which controls UVEST within the meaning of Section

       20(a) of the Securities Exchange Act of 1934, as amended or Section 15 of the Securities Act of 1933, as amended), its directors, officers, agents and employees against any and all losses, claims, damages, liabilities, actions, costs or expenses to which such indemnified party may become subject to the extent such losses, claims, damages, liabilities, actions, costs or expenses arise out of or are based upon:

       i) the failure of Subscriber to remain a member of the NASD or to remain a duly licensed broker dealer under federal and state securities laws;

       ii) the failure of Subscriber to comply with applicable federal and state laws relating to Subscriber or its affiliated depository institutions;

       iii) the failure of Subscriber to maintain payroll and bonus records for each Registered Representative, to withhold payroll taxes from the compensation of each Registered Representative, and to remit payroll taxes for each Registered Representative (including the employer's portion of any such taxes) to the appropriate government agencies in compliance with applicable law;

       iv) the acts or omissions of Subscriber's employees, except to the extent where such employee was told to perform such action or to refrain from so acting by any employee of UVEST;

       v) any breach, default or violation of, under or with respect to any of Subscriber's duties, obligations, representations, warranties or covenants contained in this Agreement; or

       vi) any negligence or gross negligence, recklessness or willful or intentional misconduct of Subscriber or any Subscriber employee or agent.

    d) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the party to this Agreement from which it is seeking indemnification under this Section 9, notify such other party in writing of such claim or the commencement of such action, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that its liability for such action is prejudiced by the indemnifying party's failure to give notice. In case any such action is brought against any indemnified party' and such indemnified party notifies UVEST or Subscriber, as appropriate, of the commencement thereof, as provided herein, UVEST or Subscriber, as appropriate, shall be entitled to participate therein and, at its option, assume the defense thereof. Upon assumption by UVEST or Subscriber, as appropriate, of the defense of such action, UVEST or Subscriber, as appropriate, will cease to be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

    e) An indemnified party hereunder shall settle a claim for which it has requested or intends to request indemnification only with the consent of the indemnifying party.

10) Separation of Businesses. Subscriber and Subscriber's affiliate depository institutions shall each maintain strict and total separation of their businesses, including separation of records and of physical facilities, and shall conduct its business so as not to lead to confusion between the business conducted by Subscriber and its affiliate depository institutions and the Subscriber Program conducted at each Subscriber Center.

11)  Subscriber Costs and Expenses.

     a) Direct costs and expenses. Subscriber shall be directly responsible for the costs and expenses associated with the following items in connection with the operation of Subscriber Centers at Subscriber's locations:

          i) the furnishings, accessories and equipment necessary to establish the Subscriber Center, including a news/quote terminal;

          ii)  the service and maintenance for the sales technology terminal;

          iii) equity investment research employed in the Subscriber Center;

          iv)  telephones and other operating equipment;

          v) Registered Representative compensation and related costs, including, without limitation, recruitment costs, salary and benefits, travel (including but not limited to any travel associated with pre-qualification or post-qualification training), cost of pre-qualification training and prescribed pre-examination course, examination fees and filing fees and corporate stationery and business cards;

          vi) Registered Representative post-qualification sales training materials;

          vii) Recruitment costs, salary and benefits for any support personnel;

          viii)All other costs associated with the operation of the Subscriber Centers at Subscriber's locations not specified in Section 12 hereof Subscriber shall pay all costs and expenses set forth in this Section 11 directly to third-party vendors or to UVEST or to the Registered Representative(s), in accordance with UVEST's applicable standard procedures and fee schedules, each as in effect from time to time.

     b) Indirect Costs and Expenses. With approval from Subscriber, UVEST shall from time to time furnish to each Subscriber Center promotional literature in reasonable quantities determined by UVEST. Subscriber shall pay for such items furnished in excess of such reasonable quantities and/or requiring customization at a charge to Subscriber equal to UVEST's cost for such items, which shall be based upon the cost of development, production or purchase, shipping, handling, billing and any applicable taxes.

12) UVEST Costs and Expenses. UVEST shall be directly responsible for the following costs and expenses in connection with the operation of the UVEST Program:

     a) all costs associated with the operation of UVEST's offices other than at Subscriber's locations, including centralized investment research, national and regional inquiry/help desks for use by Subscriber's Registered Representatives and phone-in service for use by UVEST customers during non-regular business hours;

     b) all costs associated with the recruitment, training, qualification and employment by UVEST of all UVEST employees;

     c)   UVEST-sponsored advertising and promotion;

     d)   technical assistance program;

     e)   compliance and supervision; and

     f)   field sales support and related travel expenses.

13) Advertising and Promotion. Subscriber shall secure UVEST's prior written approval of all advertising and promotional materials, if any prepared by or on behalf of Subscriber which mention UVEST or the UVEST Program. UVEST and Subscriber shall also meet prior to or as soon as possible after the opening of the first Subscriber Center at one of Subscriber's locations to develop a comprehensive six-month business plan to promote and develop Subscriber's Program. Thereafter, UVEST and Subscriber shall meet approximately every six months to review the performance of the business plan for the prior six months and to develop a new business plan for the succeeding six months. UVEST and Subscriber shall share the cost of such meetings equally.

14) Bankruptcy Changes in Control, etc. Any party hereto (the "defaulting party") shall give the other party hereto prompt written notice in the event that such defaulting party

     a)   liquidates or dissolves;

     b) makes an assignment for the benefit of creditors, becomes insolvent or is unable to pay its debts as they mature, files a voluntary petition in bankruptcy or a petition, answer or consent seeking reorganization or readjustment of its indebtedness under applicable bankruptcy or insolvency laws, consents to the appointment of a receiver or trustee for all or a substantial part of its property or takes corporate or other action for the purpose of effecting any of the foregoing;

     c) has filed against it a petition for proceedings in bankruptcy or for its reorganization or for the readjustment of its indebtedness under applicable bankruptcy or insolvency laws or has a receiver or trustee appointed for it or for all or a substantial part of its property; or

     d) experiences a change in control through merger, consolidation or reorganization in a transaction in which such party is not the surviving entity, a sale of substantially all of its assets or, to the extent known by such defaulting party, the acquisition by any person or related group of 25% or more of its outstanding equity interest. The non-defaulting party shall have the right to terminate this Agreement upon the happening of any such event.

15) Term. This Agreement shall have an initial term of two years and shall automatically renew for subsequent terms of one year, subject to termination as provided in Section 16 hereof.

16)       Arbitration; Termination; Suspension.

     a) UVEST and Subscriber shall work together in good faith to resolve any dispute arising between them. If UVEST and Subscriber cannot resolve such dispute after a good faith attempt to do so, either party may submit such dispute to arbitration in Philadelphia, Pennsylvania such arbitration to be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration award shall be final and binding. Judgment upon the award rendered may be entered in any court having jurisdiction over the party against which the award is rendered. Nothing in this Section 16(a) shall prevent UVEST or Subscriber from exercising any other rights which they have pursuant to this Section 16 or otherwise pursuant to this Agreement in connection with such a dispute; provided, however, that once a dispute has been submitted to arbitration, neither party shall pursue a remedy with respect to such dispute unless such remedy is specifically delineated herein.

     b) Either party may terminate this Agreement as of the end of the initial term by giving notice to the other party at least 90 days prior to the end of the initial term. If neither party gives notice of termination within the initial term, this Agreement will automatically renew for subsequent terms as provided in Section 15. Either party may terminate this Agreement after the initial term upon 90 days prior notice.

     c) UVEST may immediately suspend performance under this Agreement, and may thereafter terminate this Agreement pursuant to the procedures set forth in this Section 16(c), in the event of the breach by Subscriber in the performance of any material agreement made by Subscriber under this Agreement, including, without limitation, any failure of Subscriber to comply in any material respect with any of the manuals identified in Section 4 hereof. UVEST shall promptly notify' Subscriber of the grounds for any such suspension. Subscriber shall have 30 days following such notice to resolve the matter(s) specified therein to UVEST's satisfaction prior to any termination of the Agreement. If Subscriber fails to resolve any such matter(s) within the prescribed time and UVEST does not agree in writing to extend the period for resolution of any such matter(s), UVEST may terminate this Agreement upon the expiration of such 30-day period. In addition, UVEST may terminate this Agreement upon notice to Subscriber if Subscriber directly or indirectly offers or makes available Securities brokerage or broker-dealer services or Securities investment advisory products or services.

     d) Subscriber may terminate this Agreement pursuant to the procedures set forth in this Section 16(d) in the event of a material breach by UVEST in the performance of any material agreement made by UVEST under this Agreement. Subscriber shall promptly notify UVEST of the grounds for any such termination. UVEST shall have 30 days following such notice to cure the breach specified herein. If UVEST fails to cure any such breach within such 30-day period and Subscriber does not agree in writing to extend the period for cure of such breach or UVEST does cure such breach but the same breach occurs within 90 days from the original breach, Subscriber may terminate this Agreement upon the expiration of such 30-day period or upon the occurrence of such second breach. Subscriber shall have the additional rights to terminate this Agreement provided in Section 16 hereof.

     e) Certain federal and state regulatory authorities may require the termination of this Agreement on behalf of UVEST or Subscriber. In the event of such a termination, whether made on behalf of UVEST or Subscriber,

          i) neither party hereto shall have any liability to the other for such termination except to the extent such termination results from the failure of one party to satisfy' its obligations hereunder, in which case such failing party shall be liable to the other party to the extent it otherwise would have been liable for such failure, and

          ii) certain provisions of this Agreement, as specified in Section 22 hereof, shall survive such termination as provided herein.

     f) In the event that UVEST or Subscriber terminates this Agreement or a governmental authority requires the termination of this Agreement,

          i) Subscriber shall immediately cease representing itself as a participant in the UVEST Program, discontinue use of all UVEST materials and all materials bearing the UVEST logo, service mark or trademark; and

         ii) Subscriber shall return to UVEST all procedures and compliance manuals and all UVEST forms and documents and shall so certify in writing to UVEST within ten days of the date of termination.


          g) Upon the termination of this Agreement by UVEST, Subscriber or any governmental authority, neither UVEST nor Subscriber shall interfere with the decision of any customer regarding his brokerage account(s). Subscriber acknowledges that UVEST shall not be deemed to be interfering with any customer as a result of UVEST performing its obligations or sending customary notices with respect to any customer or any such customers accounts. UVEST agrees to cooperate in the transfer of records relating to customer accounts to the Subscriber or a broker/dealer designated by the Subscriber. After termination of this Agreement, UVEST shall not provide information with respect to such accounts to any other broker/dealer or financial institution nor shall information with respect to such accounts be used by UVEST after such transfer.



     g) Nothing in this Agreement shall be deemed or construed to create a partnership or joint venture between the Subscriber and UVEST. The relationship between such parties is only contractual in nature.

17) UVEST Trademark; No License or Right to Use. Subscriber recognizes and acknowledges that UVEST is a registered service mark and a registered trademark of UVEST. Subscriber is not granted a license or right to use UVEST's UVEST service mark or trademark. Subscriber shall not use the UVEST service mark or trademark in any manner whatsoever without the prior written consent of UVEST and any use of the UVEST service mark or trademark by Subscriber pursuant to such written consent shall comply in all respects with the terms thereof.

18) Additional Representations and Warranties of Subscriber. Subscriber represents and warrants to UVEST that

     a) Subscriber has full legal right, power and authority to enter into and perform this Agreement;

     b) this Agreement has been duly authorized, executed and delivered by Subscriber and constitutes the legal, valid and binding agreement of Subscriber; and

     c) no consent, approval, authorization or order of any governmental agency or authority, except those previously obtained by Subscriber, disclosed to UVEST and in full force and effect, and those which have been disclosed to UVEST in writing and are to be obtained by Subscriber, is required in connection with the transactions contemplated by this Agreement on the part of Subscriber.

          Subscriber agrees to use its best efforts to obtain all consents, approvals, authorizations and orders necessary in connection with its performance under this Agreement which have not been obtained as of the date hereof. Subscriber represents and warrants that

          (i) Subscriber is duly registered and in good standing as a broker-dealer with the Securities and Exchange Commission (SEC) and is a member firm in good standing of the National Association of Securities Dealers, Inc. (NASD).

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

          (ii) Subscriber has all requisite authority, whether arising under applicable federal or state laws or the rules and regulations of any securities exchange or regulatory authority to which Subscriber is subject, to enter into this Agreement and to retain the services of Pershing in accordance with the terms hereof.

          Subscriber further represents that, except as may otherwise be required by law, it shall keep confidential all information not generally available to the public which it may acquire as a result of this Agreement regarding the business or affairs of UVEST, or any of its affiliates, and further acknowledges that this covenant shall survive the termination of this Agreement until such information shall become generally available to the public.

19) Representations and Warranties of UVEST. UVEST represents and warrants to Subscriber that

     a) UVEST has full legal right, power and authority to enter into and perform this Agreement;

     b) this Agreement has been duly authorized, executed and delivered by UVEST and constitutes the legal, valid and binding agreement of UVEST;

     c) UVEST has obtained all consents, approvals, authorizations and orders of governmental agencies or authorities required in connection with the transactions contemplated by this Agreement on the part of UVEST; including, without limitation, receipt from the Securities and Exchange Commission of a "no-action letter," dated November 24, 1992, which ("no-action letter") has not been modified or rescinded as of the date hereof,

     d) UVEST is registered as a broker-dealer and an investment advisor under federal and states securities laws and is a member of the NASD and, during the term of this Agreement, UVEST will maintain such registrations and membership as required by applicable law.

          UVEST further represents that, except as may otherwise be required by law, it shall keep confidential all information not generally available to the public which it may acquire as a result of this Agreement regarding the business or affairs of Subscriber, or any of its affiliates, and further acknowledges that this covenant shall survive the termination of this Agreement until such information shall become generally available to the public.

20) Notices. All notices, requests, approvals, consents or other communications required or permitted to be delivered hereunder shall be in writing, delivered personally or forwarded by certified mail, postage prepaid, to the address set forth on the signature page hereof and shall be deemed duly given when so personally delivered or three business days after the date of deposit in a mail box or other U.S. Postal Service depository outside the control of the sender. Either party may from time to time designate in writing any other address to which such notices, requests and other communications shall be sent Until any such change, such notices, requests and other communications shall be sent to the address of the appropriate party as set forth on the final page of this Agreement.

21) Compliance with Interagency Statement. Notwithstanding any provision contained in this Agreement to the contrary, UVEST shall cause all aspects of the UVEST Program to be conducted in accordance and conformity with the Interagency Statement.

22)       Miscellaneous.

     a) This Agreement and the materials incorporated herein by reference constitute the entire understanding of the parties with respect to its subject matter. Neither party may assign this

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

          Agreement (either voluntarily or by operation of law) without the prior written consent of the other party, except that UVEST or Subscriber, to the extent permitted by applicable law, may assign its rights under this Agreement to a subsidiary or affiliate. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the successors and permitted assigns of each of the parties, subject only to the rights of federal and state regulatory authorities to terminate this Agreement under certain circumstances. This agreement and all provisions hereof are for the sale and exclusive benefit of the parties hereto and, in the case of Subscriber, any subsidiary or affiliate depository institutions on whose premises the activities contemplated hereby may be conducted. Nothing expressed or referred to in this Agreement will be construed to give any other person any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision hereof.

     b) Neither party shall be liable to the other for special, indirect or consequential damages (including lost revenues or lost profits) arising out of any breach of its obligations under this Agreement other than the parties' respective obligations to indemnify each other pursuant to Section 9 hereof.

     c) Except to the extent specified in Section 16(a) hereof, the enumeration herein of specific remedies shall not be exclusive of any other remedies and no single, partial or other exercise of any such right, power, remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege.

     d) Neither Subscriber nor UVEST shall hold itself out as an agent of the other or any of the subsidiaries or the companies controlled directly or indirectly by or affiliated with the other.

     e) Only writing signed by both parties to this Agreement may modify this Agreement Such modification shall not be deemed a cancellation of this Agreement.

     f) In the event that any court of competent jurisdiction declares invalid any provision of this Agreement, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable; provided, however, that should any court of competent jurisdiction declare invalid any material provision of this Agreement, severance of which would frustrate the purpose of this Agreement, such provision shall not be severable, and this Agreement shall be voidable by either party hereto.

     g) Subscriber, at a time mutually acceptable to Subscriber and UVEST, may inspect those records of UVEST pertaining to commissions and other revenue generated by the Subscriber Centers in locations of Subscriber or its affiliates.

     h) This Agreement has been accepted by UVEST in, and shall be construed in accordance with the statutory and common laws of, the State of Pennsylvania, except to the extent such laws may be preempted by federal laws, rules or regulations.

     i) The headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

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

     j) The provisions of Sections 9, 12 (to the extent such costs are incurred prior to termination), 18 and 19 (to the extent such Sections relate to confidentiality concerning UVEST's or Subscriber's business), hereof shall survive the termination of this Agreement.


     k) This Agreement may be executed in any number of counterparts; each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument It shall not be necessary to make proof of but one such counterpart in any court of law having jurisdiction with regard to this Agreement or any dispute arising pursuant hereto.


     l) Any list of Subscriber's customers, whether provided to UVEST by Subscriber or compiled by UVEST in any other manner, shall be considered the property of Subscriber and shall be held in strictest confidence by UVEST. Any such list may not be sold or used for any purpose other than those provided for and contemplated by this Agreement, without first obtaining Subscriber's written approval.

     m) Each party hereto covenants and agrees that it will not permit a Year 2000 problem in computer systems, software or equipment owned, leased or licensed by it, its affiliates or subsidiaries to interfere with its performance under this Agreement The parties hereto will use reasonable commercial efforts to cooperate and share information to further comply with this Section 26 and to minimize the impact of any Year 2000 problem on performance of this Agreement. Each party will inform the other party of any circumstance indicating a possible obstacle such compliance and the steps being taken to avoid or overcome the obstacle.

          Provided a party complies with this Section 26, it will not be liable to the other party for any failure to perform obligations under the Agreement to the extent that such failure arises from a Year 2000 problem (1) affecting one of the non-performing party's suppliers or
          (2) beyond that party's reasonable control (such as, a Year 2000 [problem affecting a government entity). In particular, such non-performing party shall have no liability for any damages, including direct, indirect, incidental, special, consequential, punitive or exemplary damages.

          A "Year 2000 problem" means a date-handing problem relating to the Year 2000 date change that would cause a computer system, software or equipment to fail to correctly perform, process and handle date-related data and processes for these dates within and between the twentieth and twenty-first centuries and all other centuries.



          IN WITNESS WHEREOF, UVEST and Subscriber have executed this Agreement as of the date set forth above.


          UVEST FINANCIAL SERVICES              BRYN MAWR BROKERAGE COMPANY
           GROUP, INC.

          By___________________________         By_____________________________

          Title________________________         Title__________________________

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

Address of UVEST for notices hereunder:

UVEST Financial Services Group, Inc.

128 South Tryon Street, Suite 1340

Charlotte, NC 28202

Attention: Dan Arnold, President and COO



Address of Subscriber for notices hereunder:

Bryn Mawr Brokerage Company, Inc.

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

Attention: Tom Petro

                      UVEST FINANCIAL SERVICES GROUP, INC.

                          Brokerage Services Agreement
                                   SCHEDULE 1

                            Revenue Sharing Payments


Subscriber shall be entitled to the following percentage(s) of gross commissions generated by the purchase or sale of Securities (as defined herein) through registered representatives located in UVEST Centers in Subscriber's branches:


For monthly gross commissions of:             Percentage* of gross commissions
                                              Payable to Subscriber

          $20,000 or less                               75%
          $20,001 and above                             80%

*Percentages are applied only to the marginal increase in the stated commissions.


Subscriber shall be entitled to the following percentage(s) of gross commissions generated by the purchase or sale of Securities for large account cases as defined below. At no point shall the commissions generated on large cases contribute to the commission grid above.

Account case:                               Percentage of gross commissions
Principal Invested                          Payable to Subscriber
  $2 M-$5M                                              85%
  $5 M-$lOM                                             87%
  $10 M+                                                89%

Subscriber shall be entitled to the following percentage(s) of gross commissions generated by the purchase or sale of Variable Life for large account cases as defined below. At no point shall the commissions generated on large cases contribute to the commission grid above.

Account case:                                Percentage of gross commissions
Commission Generated                         Payable to Subscriber
  $15,000 $30,000                                       85%
  $30,001 - $40,000                                     87%
  $40,00l+                                              89%

*Clearing Charges of $20 per transaction will be deducted from Subscriber's revenue sharing payment on a monthly basis in accordance with the terms in
Section 7(b) of this Agreement. Clearing Charges will not be charged on systematic investments after the initial transaction is made.

                                       15